UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
2590 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 542-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2023, Harmonic Inc. (the “Company”) announced the appointment of Walter Jankovic to the position of Chief Financial Officer (“CFO”), effective immediately. As CFO, Mr. Jankovic will serve as both the Company’s principal financial officer and principal accounting officer. In connection with Mr. Jankovic’s appointment, Jeremy Rosenberg will step down as Interim CFO and continue to serve as Senior Vice President, Business Development, of the Company.
Mr. Jankovic, age 54, was most recently Senior Vice President and General Manager, Datacom Business Unit, at Lumentum, a provider of optical and photonic products, from December 2018 to October 2022. Prior to Lumentum, Mr. Jankovic served as President, Optical Connectivity, at Oclaro, Inc., a provider of optical components and modules that was acquired by Lumentum in 2018, from February 2018 to December 2018. Previously, from 2005 to 2018, he served in a number of senior finance and business unit leadership roles at Celestica Inc., an electronics manufacturing services company, including Vice President of Finance for three different business segments; Senior Vice President, Communications and Internet Service Provider Markets; and, most recently, Senior Vice President, Advanced Industrial and HealthTech Markets. Prior to Celestica, Mr. Jankovic served in various finance leadership roles at Nortel Networks. Earlier in his career, he was an engagement manager at Deloitte. Mr. Jankovic holds a B.A. in Chartered Accountancy Studies and a Master of Accounting from the University of Waterloo, and is a Chartered Professional Accountant (CPA, CA, CMA).
In connection with Mr. Jankovic’s appointment, the compensation committee of the Company’s board of directors approved the following compensation package, as set forth in an Offer Letter entered into between Mr. Jankovic and the Company (the “Offer Letter”): (i) an annual base salary of $440,000; (ii) a target bonus incentive opportunity for 2023 equal to 75 percent of Mr. Jankovic’s base salary, prorated for the period during which he is employed during the year; (iii) a grant of restricted stock units (“RSUs”) with a value of $1,200,000, each unit representing a contingent right to receive one share of Harmonic common stock, whereby one-third of the RSUs will vest on the one‑year anniversary of Mr. Jankovic’s employment start date and the remainder will vest in equal installments every three months thereafter, in each case subject to Mr. Jankovic’s continued service on each vesting date; and (iv) a performance-based RSU grant covering shares of Harmonic common stock with a value at target of $600,000, with vesting determined by the total shareholder return (“TSR”) of Company common stock compared to the TSR of companies in the NASDAQ Telecommunication Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, and with the maximum number of shares that may vest equal to 150 percent of the target number of shares, subject to Mr. Jankovic’s continued service through the completion of the performance period.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Mr. Jankovic and the Company have entered into a Change of Control Severance Agreement, effective May 22, 2023 (the “Change of Control Severance Agreement”), pursuant to which, in the event of an involuntary termination (as defined in the Change of Control Severance Agreement) of Mr. Jankovic’s employment other than for cause (as defined in the Change of Control Severance Agreement) within 18 months following a change of control of the Company (as defined in the Change of Control Severance Agreement), Mr. Jankovic will be entitled to receive (i) a lump-sum cash payment equal to his salary for the 12 months preceding the change of control, (ii) a lump-sum cash payment equal to the greater of 100 percent of Mr. Jankovic’s then annual target bonus or the average of the actual bonus paid to Mr. Jankovic in each of the two prior years, and (iii) Company-paid continuation of health, dental and life insurance benefits for Mr. Jankovic and any of his eligible dependents for up to one year after termination of his employment. The Change of Control Severance Agreement also provides for outplacement assistance and the full acceleration of any unvested stock options and restricted stock held by Mr. Jankovic in the event of such termination, subject to certain limitations.
The foregoing description of the Change of Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change of Control Severance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.
Mr. Jankovic and the Company have also entered into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, the Company agrees to indemnify Mr. Jankovic against certain liabilities that may arise by reason of his status or services as CFO of the Company and to advancement of his expenses incurred as a result of any proceeding as to which he may be indemnified. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and is in addition to any other rights Mr. Jankovic may have under the Company’s amended and restated certificate of incorporation, bylaws and applicable law.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which was previously filed and is incorporated by reference herein as Exhibit 10.3.
The selection of Mr. Jankovic to serve as the Company’s CFO was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Jankovic and any director or executive officer of the Company, and there are no transactions between Mr. Jankovic and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On May 22, 2023, the Company issued a press release regarding the events described in Item 5.02. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
10.1	Offer Letter between Harmonic Inc. and Walter Jankovic, dated May 8, 2023
10.2	Change of Control Severance Agreement between Harmonic Inc. and Walter Jankovic, dated May 22, 2023
10.3[1]	Form Indemnification Agreement for directors and executive officers
99.1	Press release dated May 22, 2023, entitled “Harmonic Appoints Walter Jankovic as Chief Financial Officer”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
1     Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 No. 33-90752.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2023	HARMONIC INC.

	By:	/s/ Timothy Chu
Name: Timothy Chu
Title: General Counsel, SVP HR and Corporate Secretary